SECURITIES AND EXCHANGE COMMISSION
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                                 LOUDCLOUD, INC
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[GRAPHIC] LOUDCLOUD(TM)
                                                                [GRAPHIC] EDS



                                                 CONTACTS:
                                                 Peter C. Rowe - EDS U.S.
                                                 Tel: (972) 797-9516
                                                 Mobile: (214) 457-5223
                                                 peterc.rowe@eds.com

                                                 Marlena Fernandez -- Loudcloud
                                                 Tel: (408) 744-7858
                                                 Mobile: (415) 948-4637
                                                 marlena@loudcloud.com


For Release 8:00 a.m. cDt, monday, June 17, 2002

EDS Acquires Loudcloud's Managed Hosting Business, Signs Licensing Agreement for Loudcloud's Opsware(TM) Automation Software

Agreement Sets the Stage for Widespread Productivity Gains Through Deployment of Opsware(TM)Across EDS Data Centers
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PLANO, Texas and SUNNYVALE, Calif. - EDS today announced it will acquire
Loudcloud's managed hosting business and license Opsware(TM), Loudcloud's cutting-edge IT automation software. The Opsware agreement enables EDS to automate the management of complex computing environments within one of the world's largest IT infrastructures.

The purchase price for the acquired business is $63.5 million. Loudcloud earlier announced that it anticipated its 2002 (FY 2003) revenue stream from this business to be approximately $75 million. The agreement brings to EDS Loudcloud's web hosting business and a marquee list of 50 enterprise web hosting clients

Under terms of the licensing agreement, EDS will pay $52 million over three years. The agreement provides the foundation for widespread automation of service delivery and applications management -- first within EDS' managed Web hosting business, and over time, throughout EDS' global network of over 50,000 servers in 14 major data centers and 140 client-owned and regional data centers worldwide.

In a separate release today, Loudcloud also announced that it will change its name and brand identity to Opsware Inc.

"These agreements further strengthen EDS' leadership position in Web hosting, a market growing at a 61 percent compound annual rate," said Doug Frederick, executive vice president and sector executive for EDS Operations Solutions. "This already is a significant business for EDS, and we have the infrastructure in place to support it. We can better leverage Loudcloud's hosting business and personnel across our enterprise. We will gain additional strategic value by deploying the Opsware automated solution throughout our powerful global data center network, an initiative we expect to generate well over $100 million in savings over the term of the agreement."

By fully leveraging Opsware, EDS expects to build on its existing capability and data center capacity to deliver computing services on-demand while continuing to provide the highest levels of data integrity and security. This utility computing model is often compared to how consumers buy and use electricity today. Opsware provides a powerful software system to the evolution of this utility computing model by making computing resources and services like large-scale provisioning and scaling available on demand.

For EDS, the deployment of Opsware is expected to dramatically reduce cost and improve efficiencies in the data center environment by automating the complete lifecycle of managing business applications and the underlying infrastructure.

"Combining the best thinking Silicon Valley has to offer, with 40 years of intellectual capital, security and infrastructure at EDS brings a unique value proposition to the IT market," said Loudcloud Chairman Marc Andreessen. "Add to this mix the advantage that our Opsware technology brings by automating the management of highly complex, heterogeneous computing environments, and you have a value proposition that exists no place else."

The acquisition of Loudcloud's managed hosting business is expected to close in September, and is expected to be neutral to EDS' earnings in 2002 and accretive in 2003. Upon closing, about 140 Loudcloud employees in Northern California, Virginia, New York, and the United Kingdom will transition to EDS.

About Loudcloud (Nasdaq: LDCL))

Loudcloud, to be re-branded as Opsware Inc, is the leading provider of IT automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. Opsware was the foundation of Loudcloud's software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opswareinc.com or www.opsware.com.

About EDS

EDS, the leading global services company, provides strategy, implementation, business transformation and operational solutions for clients managing the business and technology complexities of the digital economy. EDS brings together the world's best technologies to address critical client business imperatives. It helps clients eliminate boundaries, collaborate in new ways, establish their customers' trust and continuously seek improvement. EDS, with its management consulting subsidiary, A.T. Kearney, serves the world's leading companies and governments in 60 countries. EDS reported revenues of $21.5 billion in 2001. The company's stock is traded on the New York Stock Exchange (NYSE: EDS) and the London Stock Exchange. Learn more at eds.com.

Note to Editors: EDS and Loudcloud will host a news conference at 9 a.m. CDT (10 a.m. EDT) today. To access the audio Webcast, go to http://www.visualwebcaster.com/event.asp?id=6027 or join the conference call at 1-888-632-5950.


                                     # # #

The statements in this news release that are not historical statements, including statements regarding the amount of new contract values, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond EDS' control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see EDS' most recent Form 10-Q. EDS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, this press release contains forward-looking statements regarding Loudcloud's anticipated 2002 revenue stream, the closing of the acquisition of Loudcloud's managed services business and the anticipated number of Loudcloud employees that will transition to EDS upon closing. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that the assumptions underlying Loudcloud's current business strategy may change, that Loudcloud's experience operating as a software company is limited, that there is unproven demand for the productized version of Opsware automation software, that future revenue from sales of Opsware automation software is uncertain, that the closing of the acquisition of the managed services business by EDS may not occur in the time frame indicated or at all, that Loudcloud's current cash resources are sufficient to fund its operations. More information about these and other factors that could affect Loudcloud's business and financial results is included in Loudcloud's Form 10-K filed with the SEC on May 1, 2002 and Loudcloud's Form 10-Q filed with the SEC on June 14, 2002 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations.

Loudcloud investors and security holders are advised to read the proxy statement when it becomes available and other relevant documents filed with the SEC, because they will contain important information on the proposed transaction. You will be able to obtain documents filed with the SEC free of charge at the SEC's web site at www.sec.gov. In addition, you may also obtain documents filed by Loudcloud by requesting them in writing from Loudcloud, Inc., 599 N. Mathilda Avenue, Sunnyvale, CA 94085, Attn: Robert Ghoorah.